UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 1, 2013 (the “Original 8-K”) by Argan, Inc. (the “Company”) solely for the purpose of providing updated information with respect to the disclosure contained therein. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

On August 1, 2013, Moxie Liberty, LLC (“Moxie Liberty”) entered into an amendment to the agreement covering the sale of its project, the design and construction of an 825 megawatt gas-fired power plant in Pennsylvania, to a third party, which is contingent upon the purchaser securing permanent financing for the plant (the “First Amendment”). The Company’s wholly owned subsidiary, Gemma Power, Inc. (“GPI”), has been supporting Moxie Liberty’s development of this project with the advance of working capital funding. Upon the closing, GPI would receive the repayment of its working capital advances plus accrued interest and the payment of development success fees from the proceeds of the sale.

The Amendment provides that the sale of Moxie Liberty may be abandoned by either party to the sale agreement if the closing of permanent financing for the plant does not occur by the extended date of September 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: August 6, 2013	By:	/s/ Arthur F. Trudel
Arthur F. Trudel Senior Vice President and Chief Financial Officer